                                                                    EXHIBIT 99.2

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of ProFlame, Inc.:

     We have audited the accompanying consolidated and combined balance sheets of ProFlame, Inc. (a Nevada corporation) and subsidiaries and affiliates identified in Note 1, as of August 31, 2000 and 1999, and the related consolidated and combined statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ProFlame, Inc. and subsidiaries and affiliates, as of August 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.




/s/ Arthur Andersen LLP

Tulsa, Oklahoma
June 29, 2001

                 PROFLAME, INC. AND SUBSIDIARIES AND AFFILIATES

                    CONSOLIDATED AND COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                MAY 31,     AUGUST 31,   AUGUST 31,
                                                                 2001          2000         1999
                                                              -----------   ----------   ----------
                                                              (UNAUDITED)
                                              ASSETS


CURRENT ASSETS:
  Cash......................................................    $   914      $ 3,032      $ 1,334
  Accounts receivable, net..................................      3,501        2,694        1,764
  Inventories, net..........................................      1,411          988          804
  Current portion of notes receivable from related parties
     and other..............................................      2,883        1,062        1,694
  Other current assets......................................        687          863        1,113
                                                                -------      -------      -------
          Total current assets..............................      9,396        8,639        6,709
PROPERTY, PLANT AND EQUIPMENT, net..........................      7,174        7,473        8,064
NOTES RECEIVABLE FROM RELATED PARTIES AND
  OTHER, less current portion...............................         --           --        1,037
INTANGIBLES AND OTHER ASSETS, net...........................        144          194          199
                                                                -------      -------      -------
          Total assets......................................    $16,714      $16,306      $16,009

                                                                =======      =======      =======
                               LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable..........................................    $ 1,601      $ 1,238      $   824
  Accounts payable to related parties.......................      1,487        2,614        1,414
  Accrued and other current liabilities.....................      3,574        3,082        3,140
  Current maturities of long-term debt......................        461          524          518
                                                                -------      -------      -------
          Total current liabilities.........................      7,123        7,458        5,896
LONG-TERM DEBT, less current maturities.....................        143          460          638
NOTES PAYABLE TO RELATED PARTIES............................        210          210          210
DEFERRED INCOME TAXES.......................................        281          334          448
COMMITMENTS AND CONTINGENCIES...............................
                                                                -------      -------      -------
          Total liabilities.................................      7,757        8,462        7,192
                                                                -------      -------      -------
STOCKHOLDERS' EQUITY:
  Preferred stock...........................................        627          627          627
  Common stock..............................................        322          337          492
  Additional paid-in capital................................        531          531          835
  Retained earnings.........................................      8,103        6,349        6,863
  Treasury stock (at cost)..................................       (626)          --           --
                                                                -------      -------      -------
          Total stockholders' equity........................      8,957        7,844        8,817
                                                                -------      -------      -------
          Total liabilities and stockholders' equity........    $16,714      $16,306      $16,009
                                                                =======      =======      =======

 The accompanying notes are an integral part of these consolidated and combined financial statements.

                 PROFLAME, INC. AND SUBSIDIARIES AND AFFILIATES

               CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                    FOR THE NINE MONTHS ENDED   FOR THE YEARS ENDED
                                                             MAY 31,                AUGUST 31,
                                                    -------------------------   -------------------
                                                       2001          2000         2000       1999
                                                    -----------   -----------   --------   --------
                                                    (UNAUDITED)   (UNAUDITED)
REVENUES:
  Retail fuel.....................................    $32,641       $23,035     $27,550    $26,814
  Wholesale fuel..................................     10,254         5,712       7,323      5,420
  Other...........................................      3,713         2,011       3,018      3,074
                                                      -------       -------     -------    -------
          Total revenues..........................     46,608        30,758      37,891     35,308
                                                      -------       -------     -------    -------
COSTS AND EXPENSES:
  Cost of products sold...........................     28,981        17,656      21,629     16,036
  Operating expenses..............................      7,479         7,046       9,590     10,222
  Depreciation and amortization...................        959         1,035       1,357      1,217
  Selling, general and administrative.............      4,344         2,839       3,790      3,182
                                                      -------       -------     -------    -------
          Total costs and expenses................     41,763        28,576      36,366     30,657
                                                      -------       -------     -------    -------
OPERATING INCOME..................................      4,845         2,182       1,525      4,651
OTHER INCOME (EXPENSE):
  Interest expense................................       (270)         (219)       (319)      (327)
  Interest income.................................        201           170         226        236
  Gain on disposal of assets......................        246           356         266        200
                                                      -------       -------     -------    -------
INCOME BEFORE INCOME TAXES........................      5,022         2,489       1,698      4,760
  Income taxes....................................      1,060           274          32      1,068
                                                      -------       -------     -------    -------
NET INCOME........................................    $ 3,962       $ 2,215     $ 1,666    $ 3,692
                                                      =======       =======     =======    =======

 The accompanying notes are an integral part of these consolidated and combined financial statements.

                 PROFLAME, INC. AND SUBSIDIARIES AND AFFILIATES

          CONSOLIDATED AND COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                           ADDITIONAL
                                      PREFERRED   COMMON    PAID-IN     RETAINED   TREASURY
                                        STOCK     STOCK     CAPITAL     EARNINGS    STOCK      TOTAL
                                      ---------   ------   ----------   --------   --------   -------
Balance, September 1, 1998..........    $627      $ 492      $ 835      $ 4,721     $  --     $ 6,675
Net income..........................      --         --         --        3,692        --       3,692
Distributions.......................      --         --         --       (1,550)       --      (1,550)
                                        ----      -----      -----      -------     -----     -------
Balance, August 31, 1999............     627        492        835        6,863        --       8,817
Repurchase and cancellation of
  common stock......................      --       (155)      (304)          --        --        (459)
Net income..........................      --         --         --        1,666        --       1,666
Distributions.......................      --         --         --       (2,180)       --      (2,180)
                                        ----      -----      -----      -------     -----     -------
Balance, August 31, 2000............     627        337        531        6,349        --       7,844
Purchase of treasury stock -- cost
  method (unaudited)................      --         --         --           --      (626)       (626)
Repurchase and cancellation of
  common stock (unaudited)..........      --        (15)        --         (720)       --        (735)
Net income (unaudited)..............      --         --         --        3,962        --       3,962
Distributions (unaudited)...........      --         --         --       (1,488)       --      (1,488)
                                        ----      -----      -----      -------     -----     -------
Balance, May 31, 2001 (unaudited)...    $627      $ 322      $ 531      $ 8,103     $(626)    $ 8,957
                                        ====      =====      =====      =======     =====     =======

 The accompanying notes are an integral part of these consolidated and combined financial statements.

                 PROFLAME, INC. AND SUBSIDIARIES AND AFFILIATES

               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                    FOR THE NINE MONTHS ENDED   FOR THE YEARS ENDED
                                                             MAY 31,                AUGUST 31,
                                                    -------------------------   -------------------
                                                       2001          2000         2000       1999
                                                    -----------   -----------   --------   --------
                                                    (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................    $ 3,962       $ 2,215     $ 1,666    $ 3,692
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization................        959         1,035       1,357      1,217
     Gain on sale of capital assets...............       (246)         (356)       (266)      (200)
     Deferred income taxes........................        (51)         (153)       (156)       (71)
     Change in assets and liabilities:
       Accounts receivable........................       (807)         (899)       (930)       751
       Inventories................................       (423)         (200)       (184)       (90)
       Other current assets.......................        174          (541)        292       (766)
       Intangibles and other assets...............         26           (27)        (27)        13
       Accounts payable...........................        363           738         414        191
       Accrued and other current liabilities......        492          (825)        (58)       649
                                                      -------       -------     -------    -------
          Net cash provided by operating
            activities............................      4,449           987       2,108      5,386
                                                      -------       -------     -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures............................       (691)         (583)       (906)      (825)
  Proceeds from sale of property, plant and
     equipment....................................        301           412         438        383
                                                      -------       -------     -------    -------
          Net cash used in investing activities...       (390)         (171)       (468)      (442)
                                                      -------       -------     -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to shareholders...................     (1,488)       (2,510)     (2,180)    (1,550)
  Change in notes receivable from related
     parties......................................     (1,821)         (501)      1,669     (1,393)
  Change in accounts payable to related parties...     (1,127)          964       1,200     (1,122)
  Payments of long-term debt......................       (380)          (34)       (172)      (266)
  Purchase of treasury stock......................       (626)           --          --         --
  Repurchase and cancellation of common stock.....       (735)           --        (459)        --
                                                      -------       -------     -------    -------
          Net cash provided by (used in) financing
            activities............................     (6,177)       (2,081)         58     (4,331)
                                                      -------       -------     -------    -------
NET INCREASE (DECREASE) IN CASH...................     (2,118)       (1,265)      1,698        613
CASH AT BEGINNING OF PERIOD.......................      3,032         1,334       1,334        721
                                                      -------       -------     -------    -------
CASH AT END OF PERIOD.............................    $   914       $    69     $ 3,032    $ 1,334
                                                      =======       =======     =======    =======
SUPPLEMENTAL DISCLOSURE:
  Interest paid...................................    $   242       $   191     $   280    $   327
  Income taxes paid...............................    $   248       $   350     $   350    $ 1,616

 The accompanying notes are an integral part of these consolidated and combined financial statements.

                 PROFLAME, INC. AND SUBSIDIARIES AND AFFILIATES

            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                         (DOLLAR AMOUNTS IN THOUSANDS)
                  (UNAUDITED AS TO MAY 31, 2001 AND 2000 DATA)

1. OPERATIONS AND FINANCIAL STATEMENT PRESENTATION

     The consolidated and combined financial statements include the accounts of ProFlame, Inc. (a Nevada corporation, "ProFlame Nevada") and its majority-owned subsidiaries which have been consolidated -- ProFlame, Inc. (an Oklahoma corporation, "ProFlame Oklahoma"), Hesperia Liquid Gas Co. (a Nevada corporation), Coastside Gas Service (a California corporation), ProFlame Gas Company (a California corporation) and San Diego ProFlame (a California corporation). These companies are collectively referred to herein as consolidated ProFlame Nevada.

     Additionally, certain affiliated companies under common control and involved in propane-related operations have been combined with consolidated ProFlame Nevada, including California Western Gas Company (a Delaware corporation), Coast Liquid Gas, Inc. (a California corporation), Growth Properties (a California corporation), L.P.G. Associates (a California subchapter S corporation) and WMJB, Inc. (a California subchapter S corporation). These companies are collectively referred to herein as the combined companies.

     All of the companies referred to above are under common management and are parties to a definitive agreement whereby the businesses of each would be acquired by Heritage Holdings, Inc., the general partner of Heritage Propane Partners, L.P., or its affiliates (collectively referred to herein as Heritage). The terms of the definitive agreement are disclosed in Note 9. Other affiliated companies under common management, which are unrelated to the propane operations and are not parties to the definitive agreement, are not included in the consolidated and combined financial statements. Additionally, certain balances and transactions of the companies included in the consolidated and combined financial statements have been eliminated from the presentation herein as they are not to be acquired by Heritage.

     The companies included in the consolidated and combined financial statements are collectively referred to as the Company. All significant intercompany accounts and transactions have been eliminated, except for the equity accounts of the companies being combined as no parent-subsidiary relationship exists.

     The Company sells propane and propane-related products from retail outlets located principally in California and Nevada. The Company is also a wholesale propane supplier in those regions.

     The accompanying unaudited consolidated and combined financial statements as of May 31, 2001, and for the nine months ended May 31, 2001 and 2000, have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information, including all adjustments of a normal and recurring nature which are, in the opinion of the Company's management, necessary for the fair presentation of interim results. Not all information and notes required for complete financial statements are included. The results of operations presented are not necessarily indicative of the results for the full year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BALANCE SHEET DETAIL

  Revenue Recognition

     Sales of propane, propane appliances, parts and fittings are recognized at the later of the time of delivery of the product to the customer or the time of sale or installation. Revenue from service labor is recognized upon completion of the service, and tank rent is recognized ratably over the period it is earned.

                 PROFLAME, INC. AND SUBSIDIARIES AND AFFILIATES

  Inventories

     Inventories are valued at the lower of cost or market. The cost of fuel inventories is determined using weighted-average cost, while the cost of appliances, parts and fittings is determined by the specific identification method. Inventories consisted of the following:

                                                                        AUGUST 31,
                                                              MAY 31,   -----------
                                                               2001     2000   1999
                                                              -------   ----   ----
Fuel........................................................  $1,200    $790   $508
Appliances, parts and fittings..............................     211     198    296
                                                              ------    ----   ----
                                                              $1,411    $988   $804
                                                              ======    ====   ====

  Property, Plant and Equipment

     Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are expensed as incurred. Components and useful lives of property, plant and equipment were as follows:

                                                                       AUGUST 31,
                                                          MAY 31,   -----------------
                                                           2001      2000      1999
                                                          -------   -------   -------
Land....................................................  $ 2,148   $ 2,207   $ 2,207
Buildings and improvements (10 to 30 years).............    1,171     1,178     1,166
Plant facilities and equipment (5 to 30 years)..........    2,418     2,374     2,309
Tanks and other equipment (5 to 30 years)...............   13,460    12,910    12,606
Transportation equipment (5 to 15 years)................    3,579     3,633     3,553
Furniture and fixtures (5 to 10 years)..................      647       626       618
                                                          -------   -------   -------
                                                           23,423    22,928    22,459
Less -- accumulated depreciation........................   16,249    15,455    14,395
                                                          -------   -------   -------
  Property, plant and equipment, net....................  $ 7,174   $ 7,473   $ 8,064
                                                          =======   =======   =======

  Long-lived Assets

     The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If such a review should indicate that the carrying amount of long-lived assets is not recoverable, the Company reduces the carrying amount of such assets to fair value. No impairment of long-lived assets was required during the period ended May 31, 2001, or the years ended August 31, 2000 and 1999.

                 PROFLAME, INC. AND SUBSIDIARIES AND AFFILIATES

  Accrued and Other Current Liabilities

     Accrued and other current liabilities consisted of the following:

                                                                         AUGUST 31,
                                                             MAY 31,   ---------------
                                                              2001      2000     1999
                                                             -------   ------   ------
Interest payable...........................................  $   67    $   39   $   --
Wages and payroll taxes....................................     462     1,651    1,120
Deferred tank rent.........................................     585       585      575
Customer deposits..........................................     271       254      246
Taxes other than income....................................     124       175      142
Income taxes payable.......................................     889        26      188
Professional services......................................   1,000        --       --
Other......................................................     176       352      869
                                                             ------    ------   ------
          Accrued and other current liabilities............  $3,574    $3,082   $3,140
                                                             ======    ======   ======

  Income Taxes

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred income taxes are recorded based upon differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets are received and liabilities are settled.

  Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair Value

     The carrying amount of accounts receivable and accounts payable approximates their fair value. Based on the estimated borrowing rates currently available to the Company for long-term loans with similar terms and average maturities, the aggregate fair value at August 31, 2000 of the Company's long-term debt approximates the aggregate carrying amount.

  Recently Issued Accounting Standard

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133" and by Statement No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities -- an amendment of FASB Statement No. 133" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, and for hedging activities, be recorded on the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the

                 PROFLAME, INC. AND SUBSIDIARIES AND AFFILIATES hedged item in the income statement and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting.

     The Company adopted SFAS 133 on September 1, 2000. The adoption had no impact on the Company's financial statements, as it is not currently using derivative instruments. Additional volatility in earnings and comprehensive income may occur as a result of the adoption of SFAS 133 should the Company use derivative instruments in the future.

3. INCOME TAXES

     The provision for income taxes for the period ended May 31, 2001 and 2000, and the years ended August 31, 2000 and 1999, was comprised of the following:

                                                       FOR THE NINE
                                                       MONTHS ENDED     FOR THE YEARS
                                                         MAY 31,       ENDED AUGUST 31,
                                                      --------------   ----------------
                                                       2001    2000     2000     1999
                                                      ------   -----   ------   -------
Income tax provision (benefit):
  Current...........................................  $1,111   $ 427   $ 188    $1,139
  Deferred..........................................     (51)   (153)   (156)      (71)
                                                      ------   -----   -----    ------
          Total.....................................  $1,060   $ 274   $  32    $1,068
                                                      ======   =====   =====    ======

     The income tax effect of temporary differences comprising the current deferred tax asset and long-term deferred tax liability on the accompanying balance sheets are a result of the following:

                                                         MAY 31,   AUGUST 31,   AUGUST 31,
                                                          2001        2000         1999
                                                         -------   ----------   ----------
Current deferred income taxes:
  Vacation accrual.....................................   $  55      $  29        $  29
  Deferred tank revenue................................     189        189          189
  Other................................................      44         72           30
                                                          -----      -----        -----
          Total current deferred tax asset.............   $ 288      $ 290        $ 248
                                                          =====      =====        =====
Long-term deferred income taxes:
  Depreciation.........................................   $(417)     $(457)       $(557)
  Amortization.........................................      28         24           18
  Interest on subordinated notes.......................     108         99           91
                                                          -----      -----        -----
          Total long-term deferred tax liability.......   $(281)     $(334)       $(448)
                                                          =====      =====        =====

     Income taxes differ from amounts computed by applying the federal statutory rates to pre-tax income as follows:

                                                           FOR THE NINE      FOR THE
                                                           MONTHS ENDED    YEARS ENDED
                                                             MAY 31,        AUGUST 31,
                                                           ------------    ------------
                                                           2001    2000    2000    1999
                                                           ----    ----    ----    ----
Federal income taxes at statutory rate...................   35%     35%     35%     35%
S corporation income.....................................  (11)%   (21)%   (30)%   (10)%
State income tax, net....................................   (3)%    (3)%    (3)%    (3)%
                                                           ---     ---     ---     ---
          Provision for income taxes.....................   21%     11%      2%     22%
                                                           ===     ===     ===     ===

                 PROFLAME, INC. AND SUBSIDIARIES AND AFFILIATES

4. LONG-TERM DEBT

     Long-term debt consisted of the following at May 31, 2001, August 31, 2000 and 1999:

                                                         MAY 31,   AUGUST 31,   AUGUST 31,
                                                          2001        2000         1999
                                                         -------   ----------   ----------
Note payable to a Bank, due May 31, 2006; monthly
  payments of principal and interest (approximately $5)
  with the remaining balance due at maturity; interest
  at Bank's Prime Rate plus 0.5% (9.86% at August 31,
  2000). Secured by personal property of the Company...   $ --        $331        $  393
Note payable to a Corporation, due May 16, 2003;
  monthly payments of principal and interest
  (approximately $8) with the remaining balance due at
  maturity; interest at 7.0%. Secured by certain assets
  of the Company.......................................    198         237           313
6% subordinated notes..................................    374         353           326
Other..................................................     32          63           124
                                                          ----        ----        ------
                                                           604         984         1,156
Less -- current portion of long-term debt..............    461         524           518
                                                          ----        ----        ------
                                                          $143        $460        $  638
                                                          ====        ====        ======

     The 6% subordinated notes have an original face value of $94 and are owned by various note holders unrelated to the Company. The notes were due on December 31, 1977. The Company has increased the carrying value of the notes each year to reflect the accrual of interest on the outstanding notes that will be paid when the notes are retired. The Company has recorded accrued interest of $280, $259 and $232 as of May 31, 2001, August 31, 2000 and August 31, 1999, respectively. The notes are classified as current maturities of long-term debt on the balance sheet as the notes have matured.

     Future maturities of long-term debt at August 31, 2000 were as follows:

2001........................................................  $524
2002........................................................   173
2003........................................................   127
2004........................................................    58
2005........................................................    58
Thereafter..................................................    44
                                                              ----
                                                              $984
                                                              ====

                 PROFLAME, INC. AND SUBSIDIARIES AND AFFILIATES

5. COMMITMENTS AND CONTINGENCIES

     Certain property and equipment is leased under non-cancelable leases, which require fixed monthly rental payments and expire at various dates through 2026. Rental expense under these leases totaled approximately $1,266 and $1,119 for the years ending August 31, 2000 and 1999 and $806 and $1,042 for the nine months ending May 31, 2001 and 2000, respectively. Future minimum lease commitments as of August 31, 2000, for such leases were as follows:

2001........................................................  $102
2002........................................................    83
2003........................................................    69
2004........................................................    40
2005........................................................    34
Thereafter..................................................   341
                                                              ----
                                                              $669
                                                              ====

Subsequent to August 31, 2000, the Company purchased vehicles for approximately $1,612, which were previously being leased under month-to-month leases.

     The Company has received from the Environmental Protection Agency (EPA) an information request letter with respect to property owned by the Company concerning the Newmark groundwater contamination Superfund site in San Bernadino, California. The Company has responded timely to the EPA's request for information and the inquiry is in preliminary stages. Management cannot estimate the likelihood of an outcome assigning any responsibility to the Company. However, management does not expect the ultimate outcome of this matter to have a material adverse effect on the Company's results of operations or its financial position.

     The Company is a party to various legal proceedings incidental to its business. Certain claims, suits and complaints arising in the ordinary course of business have been filed or are pending against the Company. In the opinion of management, all such matters are covered by insurance, are without merit or involve amounts, which, if resolved unfavorably, would not have a significant effect on the financial position or results of operations of the Company. The Company has entered into several purchase and supply commitments with varying terms as to quantities and prices, which expire at various dates through March 2002.

6. STOCKHOLDERS' EQUITY

     The following represents the equity summaries of the combined companies as of August 31, 2000:

                                                           ADDITIONAL
                                      PREFERRED   COMMON    PAID-IN     RETAINED   TREASURY
                                        STOCK     STOCK     CAPITAL     EARNINGS    STOCK     TOTAL
                                      ---------   ------   ----------   --------   --------   ------
ProFlame Nevada (consolidated)......    $ --       $ --       $531       $3,435      $--      $3,966
California Western Gas Co...........     627         --         --          950       --       1,577
Coast Liquid Gas, Inc. .............      --         15         --          823       --         838
Growth Properties...................      --        322         --          554       --         876
L.P.G. Associates...................      --         --         --          880       --         880
WMJB, Inc. .........................      --         --         --         (293)      --        (293)
                                        ----       ----       ----       ------      ---      ------
          Total.....................    $627       $337       $531       $6,349      $--      $7,844
                                        ====       ====       ====       ======      ===      ======

     Each share of preferred stock is due dividends payable in arrears at a rate of $1.50 per year. The amount of dividends in arrears at August 31, 2000 related to shareholders outside of the combined group was $371, which is not reflected in the accompanying financial statements. California Western Gas Co. may redeem the outstanding preferred stock, at any time, by paying the preferred shareholder $26 per share, plus dividends in

                 PROFLAME, INC. AND SUBSIDIARIES AND AFFILIATES arrears. The preferred stock shall, with respect to dividend rights and rights upon liquidation, rank prior to any common stock.

7. PROFIT SHARING AND 401(k) SAVINGS PLAN

     The Company sponsors a defined contribution 401(k) savings plan (the "Plan"), which covers all employees subject to service period requirements. Contributions are made to the Plan at the discretion of the Board of Directors. Total expense related to the Plan during the years ended August 31, 2000 and 1999, was approximately $135 and $133, respectively. Total expense related to the Plan during the nine months ended May 31, 2001 and 2000 was $107 and $108, respectively.

8. RELATED PARTY TRANSACTIONS

     The Company enters into various transactions with related parties. These transactions include the borrowing and lending of cash. The payables and receivables derived from the borrowing and lending of cash to various related parties are classified on the balance sheet as notes receivable from related parties and other and accounts payable to related parties. Interest is charged on the balances between related parties at a rate of 5.25%. The Company recognized interest income from related parties of approximately $149, $138, $175 and $174 for the nine months ended May 31, 2001 and 2000 and the years ending August 31, 2000 and 1999, respectively. The Company recognized interest expense from related parties of approximately $182, $138, $192 and $175 for the nine months ended May 31, 2001 and 2000 and for the years ended August 31, 2000 and 1999, respectively.

     The Company has notes payable to related parties. These notes are due on April 15, 2004, with interest payments of 18% due annually and principal due at maturity. The Company incurred interest expense of approximately $28, $28, $38 and $38 for the nine months ended May 31, 2001 and 2000 and for the years ended August 31, 2000 and 1999, respectively.

     In addition, L.P.G. Associates leases certain employees to affiliated companies. L.P.G. Associates charges the affiliated companies an amount equal to the payroll cost of the leased employees plus a mark-up. The margin related to the employee leasing activity is included in other revenue in the consolidated and combined statements of operations. The margin recorded by L.P.G. Associates was approximately $392, $300, $398 and $268 for the nine months ended May 31, 2001 and 2000, and for the years ended August 31, 2000 and 1999, respectively.

     The majority owners of the Company are also officers of the Company. Salaries and bonuses paid to these officers were approximately $2,950, $2,438, $3,250 and $2,650 for the nine months ended May 31, 2001 and 2000, and for the years ended August 31, 2000 and 1999, respectively.

9. SUBSEQUENT EVENTS

     In May 2001, the Company entered into an agreement with an officer (and a shareholder) of the Company, whereby the Company would loan the officer a total of $1,454. The Company loaned the officer $442 in May 2001, which has been recorded in notes receivable from related parties and others in the May 31, 2001, consolidated and combined balance sheet. The Company loaned the remaining $1,011 in June 2001. The officer signed a promissory note with the Company at an interest rate of 7.0 percent. The note is payable on demand.

     In July 2001, the Company signed a definitive agreement whereby the businesses of the Company would be acquired by Heritage.